Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Packaging Corporation of America:

We consent to the incorporation by reference in the registration statements (Nos. 333-259350 and 333-289469) on Form S-3 and (Nos. 333-202723, 333-238155, 333-238156, and 333-279200) on Form S-8 of our report dated February 26, 2026, with respect to the consolidated financial statements of Packaging Corporation of America and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 26, 2026